EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Stephen W. Golsby, Chief Executive Officer of Mead Johnson Nutrition Company, certify that (i) Mead Johnson Nutrition Company’s Annual Report on Form 10-K for the year ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Mead Johnson Nutrition Company’s Annual Report on Form 10-K for the year ended December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of Mead Johnson Nutrition Company.

Date: February 16, 2011	/s/ STEPHEN W. GOLSBY
Stephen W. Golsby President and Chief Executive Officer